UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(D) OR THE
                         SECURITIES EXCHANGE ACT OF 1934


                               SEPTEMBER 25, 1997




                          ML-LEE ACQUISITION FUND, L.P.
     (Exact name of registrant ass specified in its governing instruments)


              Delaware                               13-3426817
   (State or other jurisdiction of        (IRS Employer Identification No.)
   incorporation or organization)



                             World Financial Center
                            South Tower - 23rd Floor
                          New York, New York 10080-6123
              (Address of principal executive office and zip code)


Registrant's telephone number,, including area code: (212) 236-7339



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                              ITEM 5. OTHER EVENTS


     As of April 30, 1997, ML-Lee Acquisition Fund, L.P. (the "Fund") entered into a Release and Settlement Agreement (the "Settlement Agreement") with Deloitte & Touche LLP ("Deloitte") in connection with the settlement of certain litigation regarding Emb-Tex Corporation. Pursuant to the Settlement Agreement, Deloitte and the Fund agreed that if the South Carolina Supreme Court rendered a final decision resulting in the remand of such litigation to the trial court for a jury trial on the merits of one or more of the Fund's claims, Deloitte would pay the Fund $6 million. On August 11, 1997, the South Carolina Supreme Court affirmed in part and reversed in part the rulings by the South Carolina Court of Appeals reversing summary judgment for Deloitte. Accordingly, to avoid the expense and uncertainty of trial and not as an admission of any liability to the Fund on Deloitte's part, Deloitte on September 25, 1997 paid the Fund $6 million under the Settlement Agreement. These funds, approximately $12.18 per Unit, will be distributed to Limited Partners of record as of September 25, 1997.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on the 25th day of September, 1997.


       Signature                           Title


                                    ML Mezzanine Inc.
______________________              Vice President and Treasurer
Audrey Bommer                       (Principal Financial Officer of Registrant)



                                    ML Mezzanine Inc.
______________________              Vice President and Assistant Treasurer
Roger F. Castoral, Jr.              (Principal Accounting Officer of Registrant)